EXHIBIT 16

Lord Abbett California Tax-Free Income Fund, Inc.
Post Effective Amendment No. 13 on Form N-1A

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions:

                         Periods Ending August 31, 1995

         One                         Five                            Life of
         Year                        Years                            Fund*

         $1,006                    $1,403 ERV                       $2,160 ERV

         P = 1,000                 P = 1,000                         P = 1,000

         N = 1                     N = 5                             N = 10.0

         ERV = 1,006               ERV = 1,403                       ERV = 2,160



                        T = Average annual total return



1000(1+T)1 = $1,006           1000(1+T)5   = $1,403      1000(1+T)10 = $2,160

(1 + T)    =  1,006               (1+T)5   =  1,403        (1+T)10   =  2,160
              -----                           -----                     -----
              1,000                           1,000                     1,000

 1 + T     = [1,006]               (1+T)   =  [1,403].2    (1+T)    = [2,160].10
              -----                            -----                  -------
             [1,000]                          [1,000]                 [1,000]

 T         = [1,006]-1              T      =  [1,403].2-1   T  =   [2,160].10-1
              -----                            -----                -----
             [1,000]                          [1,000]              [1,000]

 T         =  0.60%                 T      =  7.01%         T =   8.01%



* The Fund commenced operations on 9/3/85.
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Calculation of yield  appearing in the Statement of Additional  Information  for the Lord Abbett California Tax-Free Income Fund Post-Effective Amendment No. 13 on Form N-1A.



                                 YIELD FORMULA

                                For the 30 Days
                             Ended August 31, 1995

                           YIELD = 2[(a-b + 1)6 -1]  = 5.07%
                                      ---
                                      cd

Where:            a  =  Fund dividends and interest earned during the period in the amount of $1,437,749.

                  b  =  Fund expenses accrued for the period (net of
                        reimbursements) in the amount of $128,999.

                  c  =  the average daily number of Fund shares outstanding
                        during the period that were entitled to receive dividends were 28,663,341.

                  d  =  the maximum offering price per Fund share on the last day of the period was $10.93.


                              TAX EQUIVALENT YIELD

Federal:
1 - .36 (tax rate used) = .64

5.07 divided by .64 = 7.92 Tax equivalent Yield

Federal and California:
1 - .4304 (tax rate used) = .5696

5.07 divided by .5696 = 8.90 Tax Equivalent Yield